UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2014

FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio	31-1042001
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 001-34762

255 East Fifth Street, Suite 700, Cincinnati, Ohio 45202
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (877) 322-9530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K                                First Financial Bancorp.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 17, 2014 (the “Effective Date”), First Financial Bancorp. (the “Company”) and Kevin T. Langford, the Company’s President, Western Markets, and President of Consumer Banking, entered into a Repayment Agreement (the “Agreement”) to facilitate Mr. Langford’s relocation from the Cincinnati area to the Indianapolis area in connection with his employment with the Company. Pursuant to the Agreement, the Company will pay to Mr. Langford, within 30 days following the later to occur of (i) the closing of the sale of his Cincinnati residence (the “Cincinnati Residence”) or (ii) the Effective Date, a gross amount (the “Payment Amount”) that will result in Mr. Langford receiving the net amount of $60,000 after deduction for required taxes and withholdings. Such amount is intended to reimburse Mr. Langford for the loss that he expects to realize from the sale of his Cincinnati Residence.
If, within 12 months following the Effective Date, (i) Mr. Langford voluntarily resigns from his employment with the Company without Good Reason in connection with a Change in Control, as such resignation is described in Section 4(b) of the Severance and Change in Control Agreement, dated November 1, 2013, between the Company and Mr. Langford (the “Severance Agreement”), (ii) the Company terminates Mr. Langford’s employment for Cause (as that term is defined in the Severance Agreement) or (iii) Mr. Langford voluntarily terminates his employment with the Company (other than for Good Reason in connection with a Change in Control, as such capitalized terms are defined in the Severance Agreement), then Mr. Langford will be obligated to repay the Payment Amount to the Company in accordance with the repayment terms of the Agreement.
The foregoing description of the Agreement is qualified in its entirety by reference to the text of the Agreement, a copy of which is included as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Repayment Agreement between First Financial Bancorp. and Kevin T. Langford.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

By: /s/ Anthony M. Stollings
Anthony M. Stollings
Executive Vice President, Chief Financial Officer
and Chief Administrative Officer

Date:	July 22, 2014

Form 8-K                                First Financial Bancorp.

Exhibit Index

Exhibit No.	Description

10.1	Repayment Agreement between First Financial Bancorp. and Kevin T. Langford.